Exhibit 4.1

EXECUTION COPY

DATED 14 October 2005

SILJA OY AB

(as Borrower)

- and -

SILJA OY AB, SILJA CRUISE AB, SALLY AB,

CROWN CRUISE LINE INC. S.A. and SEAWIND LINE AB

(as Owners)

- and -

THE VARIOUS LENDERS

(as lenders)

- and -

NORDEA BANK DANMARK A/S

(as Paying Agent)

- and -

NORDEA BANK FINLAND PLC

(as Security Agent)

- and -

HSH NORDBANK AG

(as Documentation Agent)

- and -

NORDEA BANK DANMARK A/S

(as Lead Arranger)

- and -

HSH NORDBANK AG

FORTIS BANK S.A./N.V.

THE GOVERNOR AND COMPANY

OF THE BANK OF SCOTLAND

(as Co-Arrangers)

FIRST SUPPLEMENTAL AGREEMENT TO A €215,000,000 SECURED TERM LOAN AND

€126,000,000 REVOLVING CREDIT FACILITY AGREEMENT

DATED 5 NOVEMBER 2003

One, St Paul’s Churchyard
London EC4M 8SH
Telephone +44 (0)20 7329 4422
Fax +44(0)20 7329 7100
DX No. 64 Chancery Lane
www.shiegal.com

CONTENTS

1	Interpretation

2	Conditions

3	Representations and Warranties

4	Amendments to Loan Agreement

5	Confirmation and Undertaking

6	Communications, Law and Jurisdiction

7	Miscellaneous

Schedule 1
The Banks

SCHEDULE 2
The Co-Arrangers

SCHEDULE 3
The Owners and the Vessels

SUPPLEMENTAL AGREEMENT

Dated:  14 October 2005

BETWEEN:-

(1)           SILJA OY AB, a company incorporated according to the laws of Finland with registered office at Keilaranta 9, F1-02150 Espoo, (“the Borrower”); and

(2)           the banks listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together “the Banks” and each a “Bank”); and

(3)           NORDEA BANK DANMARK A/S, acting as paying agent through its office at Christiansbro, Strandgade 3, P.O. Box 850, DK-0900 Copenhagen C, Denmark (in that capacity “the Paying Agent”); and

(4)           NORDEA BANK FINLAND plc, acting as security agent through its office at Satamaradankatu 5, Helsinki, FIN-00020, Finland, (in that capacity “the Security Agent”); and

(5)           HSH NORDBANK AG, acting as documentation agent through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany (in that capacity “the Documentation Agent”); and

(6)           NORDEA BANK DANMARK A/S, acting as lead arranger through its office at Christiansbro, Strandgade 3, P.O. Box 850, DK-0900 Copenhagen C, Denmark (in that capacity “the Lead Arranger”); and

(7)           the banks listed in Schedule 2, each acting through its office at the address indicated against its name in Schedule 2 (together “the Co-Arrangers” and each a “Co-Arranger”); and

(8)           the companies listed in Schedule 3, each of which is a company incorporated according to the laws of the country indicated against its name in Schedule 3, with registered office at the address indicted against its name in Schedule 3 (together “the Owners” and each an “Owner”).

SUPPLEMENTAL TO a Secured Loan Facility Agreement dated 5 November 2003 (the “Loan Agreement”) made between the Borrower, the Banks, the Paying Agent, the Security Agent, the Documentation Agent, the Lead Arrangers, the Co-Arrangers and the Owners on the terms and subject to the conditions of which each of the Banks agreed to advance to the Borrower its respective Commitment of an aggregate amount of (i) a term loan not exceeding two hundred and fifteen million euro (€215,000,000) and (ii) a revolving credit facility not exceeding one hundred and twenty six million euro (€126,000,000) in order to assist the Borrower in re-financing certain indebtedness (the “Loan”).

WHEREAS:-

(A)          The Borrower’s Action Plan, defined below, will involve: (1) the sale of its non-core vessels and will lead to a reduction in the income level of the Borrower; and (2) reconstruction costs.  The Borrower considers that the Action Plan and in particular, points 1 and 2 above will necessitate amendment of certain of the financial covenants set out in clause 12.3.11 of the Loan. The Borrower has requested that the Loan be amended to accomplish this.

(B)           The Borrower, the Banks, the Paying Agent, the Security Agent, the Documentation Agent, the Lead Arrangers, the Co-Arrangers and the Owners have agreed to amend the Loan on the terms and subject to the conditions contained in this Supplemental Agreement.

IT IS AGREED THAT:-

1              Interpretation

1.1           In this Supplemental Agreement:-

“Action Plan” means the Borrower’s action plan as set out in a letter from the Borrower to the Lead Arranger dated 24 August 2005;

“Effective Date” means the date on which the Documentation Agent confirms to the Borrower that all of the conditions referred to in clause 2.1 have been satisfied, which confirmation the Documentation Agent shall be under no obligation to give if an Event of Default or Potential Event of Default shall have occurred; and

“Material Change” means any material change which, in the reasonable opinion of an Instructing Group is likely to:

(a)           adversely affect the ability of the Borrower to comply with its obligations under the Loan or Security Documents;

(b)           give rise to a breach of any of the financial covenants set out in clause 12.3.11 of the Loan Agreement (as amended hereby);

(c)           adversely affect the business, assets or financial condition of the Borrower as a whole; or

(d)           (where the context so admits) result in any of the Security Documents not being legal, valid and binding on, and enforceable substantially in accordance with its terms against any party to that document.

1.2           All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 (Interpretation) of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it were set out in full.

2              Conditions

2.1           Before clause 4 of this Supplemental Agreement shall take effect, the Borrower shall deliver or cause to be delivered to or to the order of the Documentation Agent the following documents and evidence:-

2.1.1        A certificate from a duly authorised officer of each of the Security Parties confirming that none of the documents delivered to the Documentation Agent pursuant to clauses 3.1.1 (Evidence of Incorporation) and 3.1.3 (Officer’s Certificate) of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Documentation Agent, or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified.

2.1.2        A copy, certified by a director or the secretary of the Security Party in question as true, complete and accurate and neither amended nor revoked, of a resolution of the directors and (if required for the purposes of any legal opinion required under clause 2.1.8) a resolution of the shareholders of each Security Party (together, where appropriate, with signed waivers of notice of any directors’ or shareholders’ meetings) approving, and authorising or ratifying the execution of, this Supplemental Agreement.

2.1.3        The power of attorney of each of the Security Parties under which this Supplemental Agreement is to be executed by that Security Party.

2.1.4        Evidence of payment to the Paying Agent of such amendment fee as may have been agreed.

2.1.5        A deed of confirmation duly executed by the Guarantor.

2.1.6        A deed of confirmation duly executed by the Shareholder Guarantor.

2.1.7        A supplemental agreement to the Junior Loan Agreement and a supplemental agreement to the Deed of Co-ordination and Subordination, duly executed by the parties thereto together with such evidence of the signing authority of the signatories thereto as the Documentation Agent may require.

2.1.8        Such legal opinions as the Documentation Agent may require.

2.2           All documents and evidence delivered to the Documentation Agent pursuant to this clause shall:-

2.2.1        be in form and substance acceptable to the Documentation Agent;

2.2.2        be accompanied, if required by the Documentation Agent, by translations into the English language, certified in a manner acceptable to the Documentation Agent;

2.2.3        if required by the Documentation Agent, be certified, notarised, legalised or attested in a manner acceptable to the Documentation Agent.

3              Representations and Warranties

Each of the representations and warranties contained in clause 4 of the Loan Agreement shall be deemed repeated by the Borrower at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Security Documents included this Supplemental Agreement.

4              Amendments to Loan Agreement

4.1           With effect from the Effective Date:-

4.1.1        the following shall be deleted from the third line of clause 1.1.49 of Loan Agreement “and under the Junior Loan”;

4.1.2        clause 12.3.3 of the Loan Agreement shall be deleted and replaced and with the following:

“Financial statements and reports The Borrower will supply to the Paying Agent, without request;

12.2.3.1   the consolidated annual financial statements of the Borrower for each financial year of the Borrower ending during the Facility Period, containing (amongst other things) the Borrower’s profit and loss account for, and balance sheet at the end of, each such financial year, prepared in accordance with Finnish GAAP consistently applied, and audited by a well known and reputable firm of chartered accountants (or equivalent), in each case within one hundred and twenty days of the end of the financial year to which they relate; and

12.3.3.2   the unaudited consolidated quarterly financial statements of the Borrower for each quarter ending during the Facility Period, as above, and a quarterly financial report (including information about the results of the various routes), such reports to contain detailed information regarding the progress of the Borrower in the implementation of the Action Plan, within forty five days of the end of the quarter to which they relate; and

12.3.3.3   the Borrower will supply to the Banks a detailed financial plan concerning the Action Plan by 31 October 2005, the form and content of which is to be approved in writing by the Instructing Group no later than 15 November 2005 or such later date as may be agreed by the Banks.”;

4.1.3        a new clause 12.3.7.1 shall be inserted in the Loan Agreement as follows:

“Charter Conditions: The Borrower, Silja Cruise AB and the Shareholder Guarantors shall obtain the prior written consent of an Instructing Group in relation to any proposed Material Change to the terms of the conditions contained in any Bareboat Charter with any Affiliate.”;

4.1.4        a new clause 12.2.11 shall be inserted in the Loan Agreement as follows:

“no repayments to shareholders any Shareholder Loans made available to the Borrower or any increases in share capital of the Borrower may not be repaid (whether by way of repayment of intercompany loan, dividend or otherwise howsoever) without the consent of an Instructing Group.”;

4.1.5        the full stop at the end of clause 14.2.21 of the Loan Agreement shall be deleted and replaced with “;or”; and

4.1.6        a new clause 14.2.22 shall be inserted in the Loan Agreement as follows:

“approval of financial plan if the Instructing Group fail to approve the financial report referred to in Clause 12.3.3.3 (or any modification thereof) by 30 November 2005.”

4.2           With effect from the Effective Date for the period until 30 June 2007 (inclusive) only, (whereupon the provisions of this Clause 4.2 will lapse)):-

4.2.1        the words “during the Facility Period” in line 4 of clause 12.3.11 of the Loan Agreement shall be deleted and replaced with “from the Effective Date until 30 June 2007”;

4.2.2        the words “first Advance Date until 30 June 2004 and one hundred and ninety million euros (€190,000,000) thereafter” shall be deleted from clause 12.3.11 (a) of the Loan Agreement and replaced with “Effective Date until 30 June 2007”;

4.2.3        the words “first Advance Date until 30 June 2004 and thirty per centum (30%) thereafter” shall be deleted from clause 12.3.11(b) of the Loan Agreement and replaced with “Effective Date until 30 June 2007”;

4.2.4        the words “(no more than twice during the Facility Period)” shall be deleted from clause 12.3.11(c) of the Loan Agreement and replaced with “(at any time for the period from the Effective Date until 30 June 2007 provided always that any Shareholder Loans made available by the Shareholder Guarantors to the Borrower are fully subordinated in favour of the Banks on terms and conditions acceptable to an Instructing Group);”;

4.2.5        the words “during the first and second quarters of each calendar year and five per centum (5%) per annum during the third and fourth quarters of each calendar year” shall be deleted from clause 12.3.11(d) of the Loan Agreement and replaced with “for the period from the Effective Date until 30 June 2007”;

4.2.6        the words “during the first and second quarters of each calendar year and thirty million euros (€30,000,000) during the third and fourth quarters of each calendar year” shall be deleted from clause 12.3.11(e) of the Loan Agreement and replaced with “for the period from the Effective Date until 30 June 2007”;

4.2.7        a new clause 12.3.11.1 shall be inserted in the Loan Agreement as follows:

“In the case of each of clauses 12.3.11(a) and 12.3.11(b), the definition of Net Book Value and Net Book Value ratio referred to therein shall not include losses arising on the disposal of the vessels below, provided that, for the period from the Effective Date until 30 June 2007, the amount of loss on the disposal of each vessel set out below does not exceed the amount corresponding to each vessel in the table below;

Vessel	Amount (€)
WALRUS (registered in Panama)	10,000,000
FINNJET (registered in Finland)	15,000,000
SILJA OPERA (registered in Sweden)	42,000,000

4.2.8        a new clause 12.3.11.2 shall be inserted in the Loan Agreement as follows:

“In the case of clause 12.3.11(c) above, the definition of EBITDA used to calculate the Debt Service Coverage Ratio shall include all Shareholder Loans for the period from the Effective Date until 30 June 2007.”;

5              Confirmation and Undertaking

5.1           In consideration of the agreements of the Paying Agent, the Security Agent, the Documentation Agent, the Lead Arranger, the Co-Arrangers, the Banks and the Agent contained in this Supplemental Agreement, the Borrower and each of the Owners confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement (however described) were references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2           The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.

6              Communications, Law and Jurisdiction

The provisions of clauses 18 (Communications) and 21 (Law and Jurisdiction) of the Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Supplemental Agreement.

7              Miscellaneous

Clauses 19.7 (Taxes), 20.2 (No oral variations) and 20.21 (Contracts (Rights of Third Parties) Act 1999) of the Loan Agreement shall (mutatis mutandis) apply to this Supplemental Agreement.

IN WITNESS of which the parties to this Supplemental Agreement have executed this Supplemental Agreement the day and year first before written.

Schedule 1

The Banks

The Banks

Nordea Bank Danmark A/S

Christiansbro

Strandgade 3

DK-1401

Copenhagen K

Denmark

Fax: + 45 3333 5820/+ 45 3333 6690

FAO: International Loan Services

Nordea Bank Finland Plc

Satamaradankatu 5,

Helsinki

FIN-00020

Finland

Fax: + 358 753 6816

FAO: Tellervo Koski / Taina Salo

HSH Nordbank AG

Gerhart-Hauptmann-Platz 50

D-20095 Hamburg

Federal Republic of Germany

Fax:    +49 40 3333 34269

FAO:  Stefan Noll/Martina Timm – Shipping Department

Fortis Bank S.A./N.V.

23 Camomile Street

London EC3A 7PP

Fax: +44 207 444 8889

FAO: Paul Barnes / Raymond Ko

The Governor and Company of the Bank of Scotland

11 Earl Grey Street

Edinburgh EH3 9N

Fax: +44 207 0129 457

FAO: Iain Ross / Hilton Forster

DVB Bank AG, London Branch

80 Cheapside

London

EC2V 6EE

Fax: +44 207 618 9652

FAO: Alison Scoot – Loans Administration

SCHEDULE 2

The Co-Arrangers

HSH Nordbank AG

Gerhart-Hauptmann-Platz 50

D-20095 Hamburg

Federal Republic of Germany

Fax:   +49 40 3333 34269

FAO:  Stefan Noll/Martina Timm – Shipping Department

Fortis Bank S.A./N.V.

23 Camomile Street

London EC3A 7PP

Fax:    +44 207 444 8889

FAO:  Paul Barnes / Raymond Ko

The Governor and Company of the Bank of Scotland

11 Earl Grey Street

Edinburgh EH3 9N

Fax:    +44 207 0129 457

FAO:  Iain Ross / Hilton Forster

SCHEDULE 3

The Owners and the Vessels

Name of	Country of			Flag of
Owner	Incorporation	Registered Office	Name of Vessel	Vessel

Silja Oy Ab	Finland	Keilaranta 9	SILJA FESTIVAL	Sweden
Fl-02150 Espoo
Finland

Silja Oy Ab	Finland	Keilaranta 9	SILJA SYMPHONY	Sweden
Fl-02150 Espoo
Finland

Silja Oy Ab	Finland	Keilaranta 9	SILJA SERENADE	Finland
F1-02150 Espoo
Finland

Silja Cruise AB	Sweden	Positionen 8	SILJA OPERA	Sweden
115 74 Stockholm
Sweden

Sally AB	Finland	Torggatan 14	FINNJET	Finland
22100 Mariehamn
Finland

Crown Cruise		20th Floor	WALRUS	Panama
Line	Panama	Banco Continental
Incorporated		Building
S.A.		PO Box 0816-01771
Panama 5
Republic of Panama

Seawind Line	Sweden	Positionen 8	STAR WIND	Sweden
AB		115 74 Stockholm
Sweden

SIGNED by	)
duly authorised for and on behalf	)
of SILJA OY AB (as Borrower)	) /s/Colin MacFarlane

SIGNED by	)
duly authorised for and on behalf	)
of SILJA OY AB (as an Owner)	) /s/Colin MacFarlane

SIGNED by	)
duly authorised for and on behalf	)
of SILJA CRUISE AB	) /s/Colin MacFarlane

SIGNED by	)
duly authorised for and on behalf	)
of SALLY AB	) /s/Colin MacFarlane

SIGNED by	)
duly authorised for and on behalf	)
of CROWN CRUISE LINE	) /s/Colin MacFarlane
INCORPORATED S.A.

SIGNED by	)
duly authorised for and on behalf	)
of SEAWIND LINE AB	) /s/Colin MacFarlane

SIGNED by	)
duly authorised for and on behalf	)
of NORDEA BANK DANMARK A/S	)
(as Lead Arranger)	) /s/Lars Kyvsgaard	/s/Tine Scharling

SIGNED by	)
duly authorised for and on behalf	)
of HSH NORDBANK AG	)
(as a Co-Arranger)	) /s/Mark Russell

SIGNED by	)
duly authorised for and on behalf	)
of FORTIS BANK S.A./N.V.	)
(as a Co-Arranger)	) /s/Mark Russell

SIGNED by	)
duly authorised for and on behalf	)
of THE GOVERNOR AND COMPANY	)
OF THE BANK OF SCOTLAND	)
(as Co-Arranger)	) /s/Jon Feast

SIGNED by	)
duly authorised for and on behalf	)
of NORDEA BANK	)
DANMARK A/S (as a Bank)	) /s/Lars Kyvsgaard	/s/Tine Scharling

SIGNED by
duly authorised for and on behalf
of HSH NORDBANK AG (as a Bank)	) /s/Mark Russell

SIGNED by	)
duly authorised for and on behalf	)
of FORTIS BANK S.A./N.V. (as a Bank)	) /s/Mark Russell

SIGNED by	)
duly authorised for and on behalf	)
of THE GOVERNOR AND COMPANY	)
OF THE BANK OF SCOTLAND	)
(as a Bank)	) /s/Jon Feast

SIGNED by	)
duly authorised for and on behalf	)
of DVB BANK AG, LONDON BRANCH	) /s/Keith McRae	/s/Cornelia Urban

SIGNED by	)
duly authorised for and on behalf	)
of NORDEA BANK DANMARK A/S	)
(as the Paying Agent)	) /s/Lars Kyvsgaard	/s/Tine Scharling

SIGNED by	)
duly authorised for and on behalf	)
of NORDEA BANK FINLAND PLC	)
(as the Security Agent)	) /s/Lars Kyvsgaard	/s/Tine Scharling

SIGNED by	)
duly authorised for and on behalf	)
of HSH NORDBANK AG	)
(as Documentation Agent)	) /s/Mark Russell